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                                                            EXHIBIT 5

                                OLIN CORPORATION
                                  501 Merritt 7
                           Norwalk, Connecticut  06856


                                December 10, 1996

Olin Corporation
501 Merritt 7
P.O. Box 4500
Norwalk, Connecticut  06851-4500

      Re:  Olin Corporation Contributing Employee
           Ownership Plan

Ladies and Gentlemen:

    As Vice President, General Counsel and Secretary of Olin Corporation ("Olin"), I am familiar with the Registration Statement on Form S-8 ("Registration Statement") covering 2,500,000 shares of Common Stock, par value of $1 per share, of Olin ("Common Stock") being registered herewith in connection with the Olin Corporation Contributing Employee Ownership Plan (the "Plan"), an employee benefit plan of Olin Corporation, a Virginia corporation. In connection therewith, I have examined such documents, opinions and records as I deemed relevant or necessary for the purpose of this opinion.

    Based on the foregoing, I am of the opinion that when such shares of Common Stock are duly authorized by Olin's Board of Directors and when certificates for such shares have been duly executed, countersigned by a Transfer Agent and registered by a Registrar and paid for in accordance with applicable law and issued and delivered in connection with the Plan, such shares will be duly authorized, validly issued, fully paid and nonassessable.

    I am a member of the bar of the State of Connecticut and I express no opinion as to the laws of any jurisdiction other than the Virginia Stock Corporation Act.

    I consent to the reference to me in the Registration Statement and to the filing of this opinion as an exhibit thereto.

                                       Very truly yours,

                                       Johnnie M. Jackson, Jr.
                                       -----------------------
                                       Johnnie M. Jackson, Jr.
                                       Vice President, General Counsel
                                       and Secretary